Exhibit 10.65

HSH NORDBANK, NEW YORK BRANCH
Hines REIT Properties, L.P.
2800 Post Oak Blvd.
Suite 4800
Houston, Texas 77056
Our ref.: PBO-155330

Dear Sirs,
The purpose of this agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the “Swap Transaction”). This agreement constitutes a “Confirmation” as referred to in the Agreement specified below.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement which will be promptly agreed between you and us. The parties agree to diligently negotiate and execute such agreement as quickly as reasonably practicable, and until such time the transaction hereunder will be governed by the terms and conditions of the standard ISDA Master Agreement.”(but without any Schedule except for the election of the laws of the State of New York as the governing law and US Dollar as the termination currency)”. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
The terms of the particular swap transaction to which this confirmation relates are as follows:

Trade Date:	June 05, 2006

Currency:	USD

Business Days:	London and New York

Broker:	Direct

Swap Transaction:

Notional Amount:	USD-$185,000,000.00

Effective Date:	August 01, 2006

Termination Date:	August 01, 2016

Fixed Payer:	HINES REIT PROPERTIES, L.P.

Fixed Payer Payment Date:	The first day of each month, commencing on September
01, 2006 to and including the Termination Date, subject
to adjustment in accordance with the Modified Following
Business Day Convention.

Fixed Rate Day Count Fraction:	Actual/360

Fixed Rate:	5.4575%

Floating Amounts

Floating Rate Payer:	HSH Nordbank AG NY Branch

Floating Rate Payer Payment Dates:	The first day of each month, commencing on September
01, 2006 to and including the Termination Date, subject
to adjustment in accordance with the Modified Following
Business Day Convention.

Floating Rate for initial Calculation Periods:	TBD

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One-month

Day Count Fraction:	Actual/360

Spread:	None

Reset Dates:	The first day of each Calculation Period

Netting:	Yes

Account Details

Payments to CUSTOMER	A/C No: 00113350863 F/B/O Hines REIT Properties, L.P.
With JP Morgan Chase Bank N.A.,
ABA 11300609

Payments to HSH NORDBANK	A/C No: 400949687 F/B/O HSH Nordbank AG NY Branch
NEW YORK BRANCH:	With JP Morgan Chase Bank NA, New York
ABA 021000021

Other Provisions:

Fee Payment Date:	June 7, 2006

Fee Payment Amount by Customer:	USD-$552,000.00

Additional Definition	N/A

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending us a letter substantially similar to this letter, which letter sets forth the material terms of the Swap Transaction to which this Confirmation relates and indicates your agreement to those terms.

For and behalf of			For and behalf of

HINES REIT PROPERTIES, L.P.,			HSH Nordbank AG NY Branch
a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc.,		By:	/s/ Charles Dotto

	a Maryland corporation		Name:	Charles Dotto
			Title:	SMP & Head of Operations

	By:	/s/ Sherri W. Schugart

	Name:	Sherri W. Schugart
	Title:	Chief Financial Officer

Hines REIT Properties, L.P.			HSH Nordbank AG NY Branch
2800 Post Oak Blvd.			230 Park Avenue
Suite 4800			New York, N.Y. 10169-0005
Houston, Texas 77056